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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                          --------------------------

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                          --------------------------

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION 305(b)(2) ________

                          --------------------------

                    UNITED STATES TRUST COMPANY OF NEW YORK
             (Exact name of trustee as specified in its charter)


               New York                            13-3818954
    (Jurisdiction of incorporation             (I. R. S. Employer
     if not a U. S. national bank)             Identification No.)

         114 West 47th Street                      10036-1532
          New York,  New York                      (Zip Code)
         (Address of principal
          executive offices)

                        --------------------------

                      Chrysler Financial Corporation
                         (Exact name of obligor)

               Michigan                            38-0961430
    (State or other jurisdiction of            (I. R. S. Employer
    incorporation or organization)             Identification No.)

          2777 Franklin Road                          48034
         Southfield, Michigan                      (Zip code)
(Address of principal executive offices)

                        --------------------------

         Debt Securities and Warrants to Purchase Debt Securities
                   (Title of the indenture securities)


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

                                    GENERAL



 1.    General Information

       Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

             Federal Reserve Bank of New York (2nd District), New York, New
                 York (Board of Governors of the Federal Reserve System).
             Federal Deposit Insurance Corporation, Washington, D.C.
             New York State Banking Department, Albany, New York

       (b) Whether it is authorized to exercise corporate trust powers.

                 The trustee is authorized to exercise corporate trust powers.


 2.    Affiliations with the Obligor

       If the obligor is an affiliate of the trustee, describe each such affiliation.

       None.


 3.    Voting Securities of the Trustee

       2,999,020 shares of Common Stock - par value $5 per share


 4.    Trusteeships under Other Indentures

       Not applicable.


 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters

       Not applicable.

 6. Voting Securities of the Trustee Owned by the Obligor or its Officials

       Not applicable.


 7.    Voting Securities of the Trustee Owned by Underwriters or their
       Officials

       Not applicable.


 8.    Securities of the Obligor Owned or Held by the Trustee

       Not applicable.


 9.    Securities of Underwriters Owned or Held by the Trustee

       Not applicable.


10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Securities Holders of the Obligor

       Not applicable.


11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor

       Not applicable.


12.    Indebtedness of the Obligor to the Trustee

       Not applicable.


13.    Defaults by the Obligor

       Not applicable.


14.    Affiliations with the Underwriters

       Not applicable.

15.    Foreign Trustee
       Not applicable.

16.    List of Exhibits

       T-1.1 -- Organization Certificate, as amended, issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on October 6, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 in an amended filing to an original Registration Statement filed on August 28, 1995 (Registration No. 33-96262).

      T-1.2 --     Included in Exhibit T-1.1.

      T-1.3 --     Included in Exhibit T-1.1.

      T-1.4 -- The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on October 6, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 in an amended filing to an original Registration Statement filed on August 28, 1995 (Registration No. 33-96262).

      T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

      T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.


                                     NOTE

       As of November 7, 1995, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company,
       U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

       In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                             ---------------------

       Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 8th day of November, 1995.


       UNITED STATES TRUST COMPANY OF
             NEW YORK,  Trustee



By:    S/Patricia Stermer
       ---------------------------------------
       Patricia Stermer
       Assistant Vice President






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110995

Exhibit T-1.6

     The consent of the trustee required by Section 321(b) of the Act.

                  United States Trust Company of New York
                           114 West 47th Street
                            New York, NY 10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
       OF NEW YORK



By:    S/Gerard F. Ganey
       ---------------------------------------
       Gerard F. Ganey
       Senior Vice President

                                                             EXHIBIT T-1.7

                  UNITED STATES TRUST COMPANY OF NEW YORK
               CONSOLIDATED CONDENSED STATEMENT OF CONDITION
                             SEPTEMBER 1, 1995

ASSETS
Cash and Cash Equivalents                                    $  764,286,267.76

Securities                                                      242,387,306.14

Loans (Net of Allowance for Credit Losses)                    1,332,832,426.53

Premises, Equipment and Other Assets                            199,532,423.10
                                                             -----------------
       Total Assets                                          $2,539,038,423.53
                                                             =================


LIABILITIES
Deposits                                                     $2,057,809,364.46

Short Term Borrowings                                           179,870,274.65

Accounts Payable and Accrued Liabilities                        151,950,336.21
                                                             -----------------
       Total Liabilities                                      2,389,629,975.32
                                                             -----------------


STOCKHOLDER'S EQUITY
Common Stock ($5 Par Value)
       (2,999,029 Shares Issued & Outstanding)                   14,995,145.00

Capital Surplus                                                  41,500,000.00

Retained Earnings                                                91,879,922.80

(Unrealized Gain/Loss), Net of Taxes
       on Securities Available for Sale                           1,033,380.41
                                                             -----------------
       Total Stockholder's Equity                               149,408,448.21
                                                             -----------------
       Total Liabilities and Stockholder's
             Equity                                          $2,539,038,423.53
                                                             =================

GFG/pg

I, RICHARD E. BRINKMANN, SENIOR VICE PRESIDENT & CONTROLLER, of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

       RICHARD E. BRINKMANN, SVP & CONTROLLER
                          September 1, 1995

We, the undersigned directors, attest the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

H. MARSHALL SCHWARZ         |   Directors
JEFFREY S. MAURER           |
                            |




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